Exhibit 10.2.2

G MEDICAL INNOVATIONS HOLDINGS LTD.

U.S. SUB-PLAN

TO THE 2016 GLOBAL EQUITY INCENTIVE PLAN

ADOPTED BY ITS BOARD OF DIRECTORS

ON

TERMINATION DATE:_________ , 2026

G MEDICAL INNOVATIONS HOLDINGS LTD.

U.S. SUB-PLAN

TO THE 2016 GLOBAL EQUITY INCENTIVE PLAN

This Sub-Plan (the “US Sub-Plan”) is part of the G Medical Innovations Holdings Ltd. 2016 Global Equity Incentive Plan (the “Plan”) adopted by G Medical Innovations Holdings Ltd. (the “Company”), and is effective as of_________ , 2016 (the “Effective Date”).

(a) The US Sub-Plan governs grants of Awards by the Company under the Plan to Participants who are United States citizens or who are residents of the United States of America for United States federal income tax purposes.

(b)purpose of this US Sub-Plan is to establish certain rules and limitations applicable to Awards that may be granted to US Participants, as such term is defined herein, from time to time, in compliance with Applicable Law (including securities laws).

(c) The Plan is hereby incorporated by reference and shall be deemed as integral part of this US Sub-Plan. Except as otherwise provided by this US Sub-Plan, all the terms and conditions of the Plan shall apply to the grant of Awards and to Shares issued upon an exercise of Options. The provisions of this US Sub-Plan shall supersede and govern in the case of any inconsistency between the provisions of this US Sub-Plan and the provisions of the Plan, provided, however, that this US Sub-Plan shall not be construed to grant any rights not consistent with the terms of the Plan, unless specifically provided herein.

(d)Titles and headings of the sections in this US Sub-Plan are for convenience of reference only, and in the event of any conflict, the text of this US Sub-Plan, rather than such titles or headings, shall prevail.

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to Awards made pursuant to this US Sub-Plan:

“Affiliate” means (i) any entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board, any person or entity in which the Company has a significant interest as determined by the Board in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

“Applicable Law” means the laws, statutes or regulation of any govermental authority of the Cayman Islands and the United States, as are in effect from time to time.

“Award” means an Incentive Share Option and/or a Nonqualified Share Option and/or Restricted Shares and/or any other right in the Company which may be granted to Participant under the Plan.

“Award Agreement” means a written agreement between the Company and the US Participant evidencing the terms and conditions of an Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan and the US Sub-Plan.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.

“Consultant” means any person, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

“Continuous Service” means that the US Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated. A change in the capacity in which the US Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the US Participant renders such service shall not terminate a US Participant’s Continuous Service; provided that there is no interruption or termination of the US Participant’s service with the Company or an Affiliate; and provided, further, that if the corporation for which a US Participant is rendering service ceases to qualify as an Affiliate, as shall be determined by the Board in its sole discretion, such US Participant’s Continuous Service shall be considered to have terminated on the date upon which such corporation ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a Consultant of an Affiliate or to a Director shall not constitute an interruption of Continuous Service. Notwithstanding the above, if any Award is subject to Section 409A of the Code, the foregoing sentences shall only be given effect to the extent consistent with Section 409A of the Code. To the extent permitted by law, the Board or the chief executive officer of the Company, each in its\his sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by such party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of calculating the vesting of an Award granted only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the US Participant’s leave of absence agreement or policy applicable to the US Participant, or as otherwise required by law.

“Director” means a member of the Board.

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

“Employee” means any person, including a Director employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Share Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exercise Price” means the price per share at which a US Participant holding an Option may purchase Shares issuable with respect to such Award, which price shall be no less than the Fair Market Value of a Share on the Grant Date.

“Fair Market Value” means, as of any date, the value of the Shares determined as follows: (i) if the Company’s shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price of such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) if the Company's shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Company's shares on the last market trading day prior to the day of determination; or (iii) in the absence of an established market for the Company's shares, the Fair Market Value shall be determined in good faith by the Board (including in accordance with an independent third party valuation of the Company which may be obtained by the Board). Without derogating from the above, the Fair Market Value shall be in compliance with Section 409A of the Code, provided that (a) with respect to Options that are Incentive Share Options, the Board shall make such determination in accordance with the provisions of Section 422 of the Code and subject to all applicable U.S. Treasury Regulations and any other applicable guidance promulgated pursuant thereto; (b) with respect to Options that are not Incentive Share Options, the determination of Fair Market Value shall be in accordance with and applicable to U.S. Treasury Regulations and any other applicable guidance promulgated pursuant thereto.

“Grant Date” means the date an Award grant becomes effective pursuant to the Company's corporate governance provisions, the language of the Plan and the US Sub-Plan and other Applicable Laws that specify the actions required in order to affect the grant of an Award under the Plan and the US Sub-Plan.

“Incentive Share Option” means an Option granted to a US Participant that is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

“Listing Date” means the first date upon which the Company’s Share is (i) listed (or approved for listing) upon notice of issuance on any securities exchange,(ii) designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified or (iii) quoted on any recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market).

“Nonqualified Share Option” means an Option granted to a US Participant that is not qualified as an Incentive Share Option.

“Option” means an Incentive Share Option or a Nonqualified Share Option to purchase Shares granted pursuant to the Plan and this US Sub-Plan.

“US Participants” means individuals and/or entities that are United States citizens or that are residents of the United States for United States federal income tax purposes, and that render services to the Company or an Affiliate and that have contributed or may be expected to contribute materially to the success of the Company or an Affiliate, to whom an Award shall be granted under the Plan and the US Sub-Plan by the Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares constituting more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any Affiliate.

“Underlying Shares” means Shares issued or to be issued upon exercise of an Option in accordance with the Plan and the US Sub-Plan.

2. Grant of Awards

(a)   Every Award granted to a US Participant shall be evidenced by an Award Agreement in such form as the Board shall approve from time to time, specifying the date in which the Awards have been granted, number of Shares that may be purchased pursuant to the Awards, the time or times at which the Option shall become exercisable in whole or in part, the resrictions on exercise (if any), the Exercise Price of such Option, the restrictions imposed on Restricted Shares, the term of the Awards and such other terms and conditions as the Board shall approve.

(b)   Options granted pursuant to the Plan and the US Sub-Plan shall be treated as either Nonqualified Share Options or Incentive Share Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Underlying Shares issued upon the exercise of each type of Option.

(c)   Incentive Share Options may only be granted to Employees of the Company or of an Affiliate. To the extent that any Option is not qualified as an Incetive Share Option under the provisions of the Plan, this US Sub-Plan and the Code, it shall be treated as a Nonqualified Share Option.

(d) An Award may be granted at any time after the Plan and the US Sub-Plan have been approved by the necessary corpororate bodies of the Company, and all others approvals, consents or requirements necessary by the Applicable Law have been received or met. With respect to grant of Incentive Share Options, no Option shall be treated as an Incentive Share Option unless this US Sub-Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code. Failure to obtain approval by the shareholders of the Company shall not in any way derogate from the valid and binding effect of any grant of an Option, which is not an Incentive Share Option. Upon approval of the US Sub-Plan by the shareholders of the Company as set forth above, all Incentive Share Options granted under the US Sub-Plan on or after the date of its adoption by the Board (the "Effective Date") shall be fully effective as if the shareholders of the Company had approved the US Sub-Plan on the Effective Date.

3. Maximum Number of Incetive Share Options. Subject to the provisions of Section 3 of the Plan relating to the number of Shares reserved under the Plan, and Section 15 of the Plan relating to capitalization adjustments, the maximum number of Shares that may be awarded in the form of Incentive Share Options under the Plan and the US Sub-Plan is____ . To the extent that an outstanding Incentive Share Option expires, terminates, is cancelled or forfeited, the Shares subject to such Incentive Share Option shall again be available for re-issuance under the Plan and the US Sub-Plan.

4.  Limit on Grant of Incentive Share Options. To the extent that the aggregate Fair Market Value (as determined as of the Grant Date) of Shares with respect to which Incentive Share Options are exercisable for the first time during any calender year (under the Plan and the US Sub-Plan and all other similar types of plans of the Company and/or any Affiliate in which the US Participant participates) exceeds US$ 100,000, such portion in excess of US$100,000 shall be treated as a Nonqualified Share Option. In the event that the US Participant holds two or more such Options that become exercisable for the first time in the same calender year, such limitation shall be applied on the basis of the order in which such Options are granted.

5.  Exercise Price of an Incentive Share Option. The exercise price of each Incentive Share Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Share subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. Notwithstanding the foregoing, an Incentive Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Notwithstanding the above, in the event that the Incentive Share Option is granted to a Ten Percent Shareholder, then the Exercise Price for each Share subject to the Incentive Share Option shall be no less than 110% of the Fair Market Value of the Share on the Grant Date.

6.  Exercise Price of a Nonqualified Share Option. The exercise price of each Nonqualified Share Option granted prior to the Listing Date shall be not less than one hundred percent (100%) of the Fair Market Value of the Share subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. The exercise price of each Nonqualified Share Option granted on or after the Listing Date shall be not less than one hundred percent (100%) of the Fair Market Value of the Share subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonqualified Share Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Notwithstanding the above, in the event that the Nonqualified Share Option is granted to a Ten Percent Shareholder prior to the Listing Date, then the Exercise Price for each Share subject to the Nonqualified Share Option shall be no less than 110% of the Fair Market Value of the Share on the Grant Date.

7. Term of the US Sub-Plan. The Board may amend, suspend or terminate the US Sub-Plan at any time, provided that no amendment, suspension or termination will be made without the approval of the Company’s shareholders and in a manner consistent with the requirements of Section 422 of the Code, if applicable. Unless terminated earlier, the US Sub-Plan shall terminate on the day before the Tenth (10th) anniversary of the earlier of the date the Plan was amended to include the US Sub-Plan, or the date this US Sub-Plan was approved by the Company’s shareholders.

8.  Term of Options . The Options must be exercised by a US Participant within ten (10) years from the Grant Date.

9. Term of Incentive Share Option to a Ten Percent Shareholder. A Ten Percent Shareholder shall not be granted an Incentive Share Option unless the Option is not exercisable after the expiration of five (5) years from the Grant Date.

10.  Consultants. (i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Service Provider is providing to the Company and/or its Affiliate, or because the Service Provider is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not to comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions. (ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company and/or its Affiliate, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

11.  Exercise of Incentive Share Option following Termination of Continuous Service. In the event that in accordance with Section 8 of the Plan, an Incentive Share Option is exercised more than three (3) months after an Employee's termination of Continuous Service, or is exercised more than one (1) year after termination of Continuous Service in the event of death or Disability, the Incentive Share Option shall be treated as a Nonqualified Share Option and may continue to be exercised during the remaining term (if any) of the Option.

12.  Transferability. Each Award granted under the US Sub-Plan will not be transferable or assignable by the US Participant, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Board pursuant to the terms of any Award Agreement in accordance with Applicable Law. The Plan, US Sub-Plan and Award Agreement shall inure to be binding upon the US Participant's respective heirs, executors, administrators, successors and assigns.

13.  Voting Rights. Until the consummation of an IPO, Shares, Restricted Shares and Underlying Shares issued to a US Participant shall be voted by an irrevocable proxy assigned to the person or persons designated by the Board.

14.  Tax Consequences. Any tax consequences arising from the grant or vesting of any Award, from the exercise of any Option, from the issuance of the Underlying Shares by the Company, from the sale of the Restricted Share and/or Underlying Shares by the US Participant or from any other event or act (of the Company and/or its Affiliates and/or the US Participant), hereunder, shall be borne solely by the US Participant. The Company and/or its Affiliates or any other person on their behalf, shall be entitled to withhold taxes according to the requirements under the Code or any Applicable Law including withholding taxes at source. Furthermore, the US Participant shall agree to indemnify the Company and/or its Affiliates or any other person on their behalf and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the US Participant. The Company or any of its Affiliates or any other person on their behalf may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by the Applicable Law to be withheld with respect to Awards granted under the Plan and the US Sub-Plan and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a US Participant, and/or (ii) requiring a US Participant to pay to the Company or any of its Affiliates or any other person on their behalf the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Underlying Shares, and/or (iii) by causing the exercise of Options and/or the sale of Underlying Shares held by or on behalf of a US Participant to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the US Participant will be required to pay any amount that exceeds the tax to be withheld and remitted to the tax authorities, pursuant to the Applicable Law. The Company shall not be required to release any Share certificate to the US Participant until all required payments have been fully made.

15.  Award not Constituting an Employment or Service Contract. Nothing in the Plan, the US Sub-Plan, the Award Agreement or any Award granted under the Plan and the US Sub-Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for the US Participant to continue in the employ of, or to continue any other engagement with the Company or any Affiliates, or limit in any way the right of the Company or any Affiliate to terminate employment or other engagement with the Company or its Affiliates, as the case may be.

16. Rights and Privileges as a Shareholder. Except as otherwise specifically provided in the Plan and the US Sub-Plan, no US Participant shall be entitled to the rights and privileges of share ownership in respect of Underlying Shares and/or Restricted Shares that are subject to the grant of Awards hereunder until such shares have been issued to that US Participant.

17.       Data Privacy Consent. In order to administer the Plan, the US Sub-Plan, the Award Agreement and the award of Awards, the Company may process personal data regarding the US Participant. Such data may include, but is not limited to, the information provided in the Award Agreement and any changes thereto, other appropriate personal and financial data regarding the US Participant, including without limitation, the US Participant’s home address and telephone number, date of birth, social security or other identification number, salary and other payroll information, nationality, job title, directorships and/or Shares held by such US Participant in the Company and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan, the US Sub-Plan, the Award Agreement and the award of Awards. By accepting the grant of any Award, the US Participant thereby gives explicit consent to the Company (i) to process any such personal data, and (ii) to transfer any such personal data outside the country in which the US Participant works, or is employed, to transferees who will include the Company and its Affiliates, and to other persons who are designated by the Company to administer the US Participant's participation in the Plan and the US Sub-Plan.

18. Governing Law. The Plan, the US Sub-Plan and the Award Agreement shall be governed by and construed in accordance with the internal laws of United States of America without reference to the principles or conflicts of laws thereof.

19. Compliance with Applicable Law. The obligation of the Company to deliver Underlying Shares upon exercise of any Option shall be subject to Applicable Law and to such approvals by governmental agencies as may be required. The Board shall have the authority to suspend the application of any provisions of the Plan and/or the US Sub-Plan which could, in its sole discretion, result in adverse tax consequences to any US Participant under Section 409A of the Code.

THE US PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE US PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE US PARTICIPANT ☐

20. Securities Law. Without derogation from any provisions of the Plan and the US Sub-Plan, all grants pursuant to this US Sub-Plan shall be subject to, and in compliance with, the Securities Act, and any Applicable Law with respect to securities laws of the Cayman Islands and the rules and regulations promulgated thereunder.

21. Effective Date. The US Sub-Plan shall become effective as of the Effective Date, but no Option shall be exercised unless and until the US Sub-Plan has been approved by the shareholders of the Company, which approval shall be obtained within twelve (12) months before or after the Effective Date.

22. Invalid Provisions. In the event that any provision of this US Sub-Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

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